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                                                                     EXHIBIT 2.4
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                      PLAN AND AGREEMENT OF REORGANIZATION

                                  by merger of

                            EQUAL INVESTMENT COMPANY
                                      and
                            ASCENSION RESORTS, LTD.

                                 with and into

                         ASCENSION CAPITAL CORPORATION,

                                which is renamed

                        "SILVERLEAF VACATION CLUB, INC."



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                                C O N T E N T S


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ARTICLE I
PLAN OF REORGANIZATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.1.     Plan Adopted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 (a)      Simultaneous Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 (b)      Name of Survivor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 (c)      Transfer of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 (d)      Continuance of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 (e)      Surrender of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 (f)      Issuance of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 (g)      Retention of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 (h)      Cancellation of Partnership Interests . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.2.     Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE II
REPRESENTATIONS AND WARRANTIES
OF CONSTITUENT ENTITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 2.1.     Nonsurvivors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 (a)      Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 (b)      Authority to Execute  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 2.2.     Survivor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 (a)      Status of Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 (b)      Authority to Execute  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE III
SUBMISSION TO SHAREHOLDERS AND FILING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE IV
MANNER AND BASIS OF CONVERTING SHARES
AND CANCELLATION OF OTHER INTERESTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 4.1.     Manner of Converting Shares of Equal  . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 4.2.     Basis of Conversion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 4.3.     Manner of Converting Partnership Interests  . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE V
DIRECTORS AND OFFICERS OF SURVIVOR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE VI
ARTICLES OF INCORPORATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 6.1.     Name Change of Survivor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4





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         Section 6.2.     Survivor's Articles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

ARTICLE VII
BYLAWS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

ARTICLE VIII
TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         Section 8.1.     Circumstances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                 (a)      Mutual Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                 (b)      Election of Any Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         Section 8.2.     Notice of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         Section 8.3.     Liability on Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

ARTICLE IX
INTERPRETATION AND ENFORCEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

ARTICLE X
MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         Section 10.1.    Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         Section 10.2.    Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         Section 10.3.    Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         Section 10.4.    Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         Section 10.5.    Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         Section 10.6.    Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         Section 10.7.    Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         Section 10.8.    Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         Section 10.9.    Gender and Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         Section 10.10.   Strict Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 10.11.   Date of Execution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8





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                      PLAN AND AGREEMENT OF REORGANIZATION
                                  BY MERGER OF

                            EQUAL INVESTMENT COMPANY
                                      AND
                            ASCENSION RESORTS, LTD.

                                 WITH AND INTO

                         ASCENSION CAPITAL CORPORATION,

                                WHICH IS RENAMED

                        "SILVERLEAF VACATION CLUB, INC."



         EQUAL INVESTMENT COMPANY, a Texas corporation ("Equal"), and ASCENSION RESORTS, LTD., a Texas limited partnership ("ARL") (collectively referred to as the "Nonsurvivors"), and ASCENSION CAPITAL CORPORATION, a Texas corporation ("ACC") (also referred to as the "Survivor"), agree as follows:

                                   ARTICLE I

                             PLAN OF REORGANIZATION

                 Section 1.1. PLAN ADOPTED. A plan of reorganization of Nonsurvivors and Survivor pursuant to the provisions of Articles 5.01 through
5.13 of the Texas Business Corporation Act, Section 2.11 of the Texas Revised Limited Partnership Act and Sections 368(a)(1)(A) and 731 of the Internal Revenue Code of 1986, as amended, (the "Plan"), is adopted as follows:

                 (a) SIMULTANEOUS MERGER: Nonsurvivors shall be simultaneously merged with and into Survivor, to exist and be governed by the laws of the State of Texas.

                 (b) NAME OF SURVIVOR: The name of the Survivor shall be ASCENSION CAPITAL CORPORATION, the Articles of Incorporation of which are hereinafter amended to change its name to "SILVERLEAF VACATION CLUB, INC."

                 (c) TRANSFER OF ASSETS: When this Plan shall become effective, the separate existence of each of the Nonsurvivors shall cease, and the Survivor shall succeed to all the rights, title and interests to all property of each Nonsurvivor, without reversion or impairment, without any further act, and without any transfer or assignment having occurred, but subject to all existing liens or other encumbrances thereon. The Survivor shall also be subject to and become the primary obligor for all the liabilities and obligations of the Nonsurvivors.

                 (d) CONTINUANCE OF BUSINESS: Survivor will carry on business with the assets of Nonsurvivors, as well as with the assets of Survivor.

                 (e) SURRENDER OF SHARES: The shareholder of Equal will surrender all of her shares in the manner hereinafter set forth.

                 (f) ISSUANCE OF SHARES: In exchange for the shares of Equal surrendered by its shareholder, the Survivor will issue and transfer to such shareholder on the basis hereinafter set forth shares of its common stock.

                 (g) RETENTION OF SHARES: The shareholder of Survivor will retain his shares as shares of Survivor.

                 (h) CANCELLATION OF PARTNERSHIP INTERESTS: Each general and limited partnership interest in ARL shall be cancelled.

                 Section 1.2. EFFECTIVE DATE. The effective date of the merger, hereinafter referred to as the "Effective Date," shall be December 29, 1995, at 5:00 p.m.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                            OF CONSTITUENT ENTITIES

                 Section 2.1. NONSURVIVORS. As a material inducement to the Survivor to execute this Agreement and perform its obligations hereunder, each of the Nonsurvivors represents and warrants to Survivor as follows:





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
                 (a) STATUS: Each Nonsurvivor is a corporation or limited partnership, as set forth herein, which is duly organized, validly existing, and in good standing under the laws of the state of Texas, with power and authority to own property and carry on its business as it is now being conducted.

                 (b) AUTHORITY TO EXECUTE: The execution, delivery and performance of this Plan has been duly authorized by all requisite actions.

                 Section 2.2. SURVIVOR. As a material inducement to Nonsurvivors to execute this Agreement and perform their obligations hereunder, Survivor represents and warrants to Nonsurvivors as follows:

                 (a) STATUS OF CORPORATION: Survivor is a corporation duly organized, validly existing, and in good standing under the laws of the state of Texas, with corporate power and authority to own property and carry on its business as it is now being conducted.

                 (b) AUTHORITY TO EXECUTE: The execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate actions.



                                  ARTICLE III

                     SUBMISSION TO SHAREHOLDERS AND FILING

         This Plan shall be submitted separately to the respective shareholders and partners of the constituent corporations and the limited partnership in the manner provided by the laws of the State of Texas.

                                   ARTICLE IV

                     MANNER AND BASIS OF CONVERTING SHARES
                      AND CANCELLATION OF OTHER INTERESTS

                 Section 4.1. MANNER OF CONVERTING SHARES OF EQUAL. On the Effective Date, the holder of shares of Equal shall surrender her shares to the Secretary of Survivor promptly





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after this Agreement shall become effective, in exchange for shares of Survivor to which she is entitled.

                 Section 4.2. BASIS OF CONVERSION. The shareholder of Equal shall be entitled to receive one hundred twenty (120) shares of common stock of the Survivor, each of $0.10 par value, being one and 12/100th percent (1.12%) of the total outstanding common stock of Survivor.

                 Section 4.3. MANNER OF CONVERTING PARTNERSHIP INTERESTS. At the Effective Time of the merger, all general and limited partnership interests in ARL shall be cancelled and cease to exist, and all of its assets and liabilities shall be transferred to Survivor as its sole partner by virtue of the merger of ARL and Equal into Survivor as set forth herein.

                                   ARTICLE V

                       DIRECTORS AND OFFICERS OF SURVIVOR

                 The present Board of Directors of Survivor shall continue to serve as the Board of Directors of Survivor until the next annual meeting or until such time as their successors have been elected and qualified. All persons who at the Effective Date shall be executive or administrative officers of Survivor shall remain as officers of Survivor until the Board of Directors of Survivor shall otherwise determine. The Board of Directors of Survivor may elect or appoint such additional officers as it may determine.

                                   ARTICLE VI

                           ARTICLES OF INCORPORATION

                 Section 6.1. NAME CHANGE OF SURVIVOR. Article One of Survivor's Articles of Incorporation, as previously amended, is hereby further amended to read as follows:

                                  "ARTICLE ONE

         The name of the Corporation is SILVERLEAF VACATION CLUB, INC."

                 Section 6.2.     SURVIVOR'S ARTICLES.  Except as amended in
Section 6.1, the Articles of Incorporation of Survivor, as existing on the Effective Date, shall continue in full force until altered, amended, or repealed as provided therein or as provided by law.

                                  ARTICLE VII

                                     BYLAWS

                 The Bylaws of Survivor, as existing on the Effective Date, shall continue in full force until altered, amended, or repealed as provided therein or as provided by law.

                                  ARTICLE VIII

                                  TERMINATION

                 Section 8.1. CIRCUMSTANCES. This Agreement may be terminated and the merger herein provided for may be abandoned at any time prior to the Effective Date:

                 (a) MUTUAL CONSENT: By mutual consent of the Board of Directors of the constituent corporations and the partners of the limited partnership;

                 (b) ELECTION OF ANY CORPORATION: At the election of the Boards of Directors of any constituent corporation, but only as to their participation in the Agreement, if:

                          (i) The number of shareholders of any constituent corporation dissenting from the merger shall be so large as to make the merger, in the opinion of either such Board of Directors, inadvisable or undesirable; and

                          (ii) Any legislation shall be enacted which, in the opinion of either such Board of Directors, renders the merger inadvisable or undesirable.





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
                 Section 8.2. NOTICE OF TERMINATION. In the event an election is made to terminate this Agreement and abandon the merger provided for herein, the President or any Vice-President of the constituent corporation whose Board of Directors has made such election shall give written notice thereof to the other constituent corporations and the limited partnership.

                 Section 8.3. LIABILITY ON TERMINATION. Upon the giving of such notice as provided in Section 8.2 above, this Agreement shall terminate and the proposed merger be abandoned and, except for payment of their own costs and expenses incident to this Agreement, there shall be no liability on the part of either constituent corporation or the limited partnership as a result of such termination and abandonment.

                                   ARTICLE IX

                         INTERPRETATION AND ENFORCEMENT

                 Each Nonsurvivor hereby agrees that from time to time, as and when requested by the Survivor or by its successors or assigns, it will execute and deliver or cause to be executed and delivered, all such deeds and other instruments, and will take or cause to be taken such further or other actions as the Survivor may deem necessary or desirable in order to vest or perfect in, or conform of record or otherwise to, the Survivor title to and possession of all the property, rights, privileges, powers, and franchises referred to in
Article I hereof, and otherwise carry out the intent and purposes of this Agreement.





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                                   ARTICLE X

                                 MISCELLANEOUS

                 Section 10.1. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties and supersedes all prior understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement.

                 Section 10.2. SEVERABILITY OF PROVISIONS. If any term or provision of this Agreement is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or enforceability of the remainder of this Agreement.

                 Section 10.3. HEADINGS. No heading or caption contained in this Agreement shall be considered in interpreting any of its terms or provisions.

                 Section 10.4. APPLICABLE LAW. This Agreement shall be governed exclusively by the laws of the State of Texas, and the obligations of the parties to this Agreement are performable in Dallas, Dallas County, Texas.

                 Section 10.5. EXECUTION IN COUNTERPARTS. This Agreement and any amendment may be executed in any number of counterparts, with the same effect as if all parties had signed the same document.

                 Section 10.6. ATTORNEYS' FEES. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and all other costs and expenses of litigation from the other party, which amounts may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which amounts shall be in addition to any other relief which may be awarded.





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                 Section 10.7.    AMENDMENT.  No amendment, modification or
alteration of the terms of this Agreement shall be binding unless in writing, dated subsequent to the date of this Agreement, and executed by the parties.

                 Section 10.8. BINDING EFFECT. Each and all of the covenants, terms and provisions of this Agreement shall be binding upon and inure to the benefit of the successors, transferees, heirs and assigns of the respective parties.

                 Section 10.9. GENDER AND NUMBER. Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender, all singular words shall include the plural and all plural words shall include the singular.

                 Section 10.10. STRICT CONSTRUCTION. This Agreement shall not be strictly construed against any party hereto.

                 Section 10.11. DATE OF EXECUTION. This Agreement is executed the 29th day of December, 1995, to be effective as stated in Section 1.2 hereof.


                          NONSURVIVORS:

                          EQUAL INVESTMENT COMPANY, a Texas corporation



                          By:        /s/ SHARON K. BRAYFIELD
                                  ------------------------------------------
                                  Sharon K. Brayfield, Vice-President

                          ASCENSION RESORTS, LTD., a Texas limited partnership

                          By: ASCENSION CAPITAL CORPORATION, its sole general partner, a Texas corporation



                                  By:        /s/ ROBERT E. MEAD
                                           ---------------------------------
                                           Robert E. Mead,
                                           Chief Executive Officer





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
                          By:     EQUAL INVESTMENT COMPANY, its sole
                                  limited partner, a Texas corporation



                                  By:      /s/ SHARON K. BRAYFIELD
                                           ------------------------------------
                                           Sharon K. Brayfield, Vice-President

                          SURVIVOR:

                          ASCENSION CAPITAL CORPORATION, a Texas corporation



                          By:     /s/ ROBERT E. MEAD
                                  ---------------------------------------------
                                  Robert E. Mead, Chief Executive Officer





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